ALAMO GROUP INC.

Stock Option

            KNOW ALL MEN BY THESE PRESENTS:  That ALAMO GROUP INC. (the “Company”) having adopted a First Amended and Restated 1999 Non-Qualified Stock Option Plan (the “Plan”), hereby grants to ___________________ (the “Optionee”) the right and option to purchase ________________ shares of the Common Stock of the Company on the following terms and conditions:

1.         Exercise of Option.  This option shall become exercisable as follows.  After the expiration of one year following the date on which this option is granted, this option may be exercised as to up to twenty percent (20%) of the total number of shares covered hereby.  An additional twenty percent (20%) of the shares subject to this option shall become exercisable on each anniversary date of the grant hereof until all of the shares subject hereto have become exercisable.  Further, subject to the terms of paragraph 6, all of the shares covered hereby shall vest upon a Qualifying Event (as herein defined).  “Qualifying Event” means such date as Optionee is (i) age 62 or older, and (ii) has been employed by the Company or any of its affiliates for at least five (5) years.  (For purposes of this paragraph 1, Optionee shall be credited with time and service with any predecessor of such affiliate, if the predecessor or substantially all of its business was acquired by the Company or its affiliate.)

                        The option shall be exercised by the Optionee as to all or part of the shares covered hereby, by the giving of written notice of such exercise to the Company at its principal business office, specifying the number of shares to be purchased, and specifying a business day, (the “exercise date”) not more than five (5) days from the date such notice is given, for the payment of the purchase price against delivery of the shares being purchased.  The giving of such written notice to the Company shall constitute an irrevocable election to purchase the number of shares specified in the notice and to exercise the right on the date specified in the notice.

2.         Option Price.  The purchase price of the shares which may be purchased pursuant to the option granted herein shall be $______ per share.

3.         Rights of Optionee.  Neither the Optionee nor his executors or administrators shall have any of the rights of a stockholder of the Company with respect to the shares subject to this option until a certificate or certificates for such shares shall have been issued upon the exercise of this option.

4.         Nontransferability of Option.  The option granted herein shall not be transferable by the Optionee other than to his executors or administrators by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employer Retirement Income Security Act, or the rules thereunder.  During the Optionee's lifetime, this option shall be exercisable only by Optionee.

5.         Adjustments to Option Upon Change in Control, Changes in Capitalization, Etc.  In the event of any stock split, stock dividend, reclassification, or capitalization which changes the character or amount of the Company's outstanding Common Stock while any portion of this option is outstanding but unexercised, the Committee appointed under the Plan shall make such adjustments in the character and number of shares subject to such unexercised portion of this option, and in the option price, as shall be equitable and appropriate in order to make the option, as nearly as may be practicable, equivalent to this option immediately prior to such change; provided that no adjustment shall give the Optionee any additional benefits under this option.  In no event shall any key employee receiving stock options under this Plan receive options for more than 400,000 shares of the Company’s Common Stock during the period of the Plan set forth in paragraph 7 below.

                        If the Company participates in any transaction resulting in a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee appointed under the Plan or the Board of Directors of the Company or any surviving or acquiring corporation: (i) shall take such action as is equitable and appropriate to substitute a new option for this option, or to assume this option, in order to make the new option, as nearly as may be practicable, equivalent to this option, or (ii) shall require that the option be exercised.  Notwithstanding the foregoing, upon the occurrence of a change of control of the Company as provided in paragraph 13(a) of the Plan, the terms of paragraph 13 of the Plan shall apply to this Option.

6.         Termination of Option.  The unexercised portion of the option granted herein shall automatically and without notice terminate and become null and void at the time of the earliest of the following to occur:

(a)        the expiration of ten (10) years from the date on which this option is granted;

(b)        the expiration of six (6) months after the issuance of letters testamentary or letters of administration to the executor or administrator of the Optionee if the Optionee's death occurs either during his employment with the Company or during the 30-day period following the date of termination of such employment with the Company, but not later than one year after the Optionee's death;

(c)        the expiration of thirty (30) days from the date of the termination of the Optionee's employment with the Company; provided, however, that in the event of the termination of the Optionee's employment with the Company for cause, this option shall automatically terminate.  The term “cause” shall be defined as including, but shall not be limited to, the following: (a)  the Optionee's commission of an act of fraud, misappropriation, embezzlement or the like; or (b) in the event the Optionee is indicted or convicted of a felony;

(d)        the occurrence of the event or the expiration of the period set forth in Annex 1 hereto.

In the event of the Optionee's death during his employment with the Company or during the 30-day period following the date of termination of such employment with the Company pursuant to paragraph 6(b), this option shall thereafter be exercisable, as provided in paragraph 6(b), only by his executors or administrators.

                        The Company shall cause certificates for any shares to be delivered to the Optionee or his executors or administrators at its principal business office within ten (10) business days after the exercise date.

7.         Securities Laws Representations and Restrictions.  The Optionee, by his acceptance hereof, represents and warrants to the Company that his purchase of shares of Common Stock upon the exercise hereof shall be for investment and not with a view to distribution, provided that this representation and warranty shall be inoperative if, in the opinion of counsel to the Company, a proposed sale or distribution of such shares is pursuant to an applicable effective registration statement under the Securities Act of 1933 or without such representation and warranty is exempt from registration under such Act.

                        The Optionee agrees that the obligation of the Company to issue shares upon the exercise of an option shall also be subject as conditions precedent to compliance with applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company's securities shall be listed.

                        The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of this option.

8.         Employment with the Company.  As used herein, the term “employment with the Company” shall include employment with the Company or with any of its direct and indirect subsidiaries or serving as a director of the Company or with any of its direct or indirect subsidiaries.

            IN WITNESS WHEREOF, the Company has caused these presents to be signed by its officer duly authorized thereto this _____ day of ________________, _____.

ALAMO GROUP INC.

By: __________________________________

_____________________, President
ATTEST:

_________________________
Secretary
ACCEPTED AND AGREED TO:

________________________________
OPTIONEE

Annex 1:

            Additional Conditions.